April 14, 2026 Suzy Seandel VIA EMAIL RE: Employment Transition and Separation Agreement – CONFIDENTIAL Dear Suzy, This Employment Transition and Separation Agreement (this “Agreement”) is entered into between you, Suzy Seandel (“You” or “Employee”), and 8x8, Inc. (“8x8” or the “Company”), and sets forth the terms and conditions of your transition from full-time to part-time employment and your subsequent separation from the Company. The Company acknowledges and appreciates your significant contributions as Chief Accounting Officer. You have notified the Company of your intention to resign, and both parties wish to ensure a smooth and orderly transition of your duties. This Agreement reflects the mutual understanding reached between you and the Company regarding the terms of your transition and separation. 1. Employment Transition. (a) Full-Time Employment. Your last day of full-time employment with 8x8 will be Friday, April 24, 2026. Through that date, you will continue to perform your duties as Chief Accounting Officer and will cooperate fully in transitioning your responsibilities to your successor or other designees as directed by the Company. (b) Part-Time Employment. Effective Saturday, April 25, 2026, you will transition to part-time, hourly employment with the Company. Your part-time employment will continue through Tuesday, June 16, 2026 (the “Separation Date”). During the part-time period, you will provide transition assistance, answer questions, and support the Company’s accounting and finance functions as reasonably requested. Your hours and schedule during the part-time period will be determined by mutual agreement between you and the Company. (c) Part-Time Compensation. During the part-time period, you will be compensated on an hourly basis at a rate calculated by dividing your current annual base salary by 2,080 hours (the “Hourly Rate”). You will be paid for actual hours worked, subject to the Company’s standard payroll practices and applicable withholdings and deductions. As a non-exempt, hourly employee during the part-time period, you will be entitled to overtime pay in accordance with applicable California and federal law for any hours worked in excess of the applicable daily or weekly thresholds. (d) Benefits Continuation. You will continue to be eligible for your current Company-sponsored benefits through June 30, 2026, subject to the terms of the applicable benefit plans. Following the termination of your Company-sponsored benefits, you will be eligible for COBRA continuation coverage in accordance with applicable law. Information regarding COBRA enrollment will be provided to you separately. (e) Equity. To the extent you hold any unvested equity awards (including stock options, restricted stock units, or other equity-based awards) under any Company equity incentive plan, vesting will cease as of the Separation Date. Any vested but unexercised stock options must be exercised in accordance with the terms of the applicable equity plan and award agreements. The Company will provide you with a separate statement detailing your vested equity holdings. 2. Separation. Your employment with the Company will terminate effective as of the Separation Date. As of the Separation Date, you will no longer hold any title, office, or position with 8x8, Inc. or any of its subsidiaries or affiliates. You agree to execute any documents reasonably necessary to effectuate your resignation from all officer positions. 3. Consideration. In consideration for your execution of this Agreement and the Release set forth in Section 4 below, the Company agrees to provide you with the following: (a) Continued part-time employment and compensation through the Separation Date as described in Section 1 above; (b) Extended benefits coverage through June 30, 2026 as described in Section 1(d) above; and (c) Payment of any accrued but unused paid time off (“PTO”) in accordance with Company policy and California law, payable on or before the Separation Date. You acknowledge that the consideration described above exceeds any compensation, benefits, or other amounts to which you would otherwise be entitled absent this Agreement, and constitutes good and valuable consideration for the promises and obligations set forth herein. 4. General Release of Claims. (a) In exchange for the consideration provided under this Agreement, you, on behalf of yourself and your heirs, executors, administrators, successors, and assigns, hereby generally and completely release, acquit, and forever discharge the Company, its parent, subsidiaries, and affiliated companies, and each of their respective current and former officers, directors, employees, shareholders, agents, attorneys, insurers, successors, and assigns (collectively, the “Released

Parties”) from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys’ fees, damages, indemnities, and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts, or conduct at any time prior to and including the date you execute this Agreement (collectively, “Claims”). (b) This general release includes, but is not limited to, Claims arising under: Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Age Discrimination in Employment Act of 1967 (“ADEA”); the Older Workers Benefit Protection Act (“OWBPA”); the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act (except for vested benefits); the Equal Pay Act; Section 1981 of the Civil Rights Act of 1866; the Genetic Information Nondiscrimination Act; the Sarbanes-Oxley Act; the Dodd-Frank Wall Street Reform and Consumer Protection Act; the California Fair Employment and Housing Act (Cal. Gov. Code § 12900 et seq.); the California Labor Code (including but not limited to California Labor Code §§ 200–244, 510, 1102.5, and 6300 et seq.); the California Family Rights Act; the California WARN Act (Cal. Lab. Code § 1400 et seq.); the California Equal Pay Act; any other federal, state, or local statute, regulation, or ordinance; any public policy, contract, tort, or common law claim; and any claim for costs, fees, or other expenses, including attorneys’ fees. (c) Notwithstanding the foregoing, this release does not extend to: (i) any rights or claims that may not be waived as a matter of law, including but not limited to your right to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state, or local governmental agency (provided, however, that you waive any right to recover monetary damages or other individual relief in connection with any such charge or complaint); (ii) claims for unemployment or workers’ compensation benefits; (iii) claims to vested benefits under any ERISA-governed employee benefit plan; (iv) claims for indemnification under California Labor Code § 2802 or under the Company’s bylaws, certificate of incorporation, or any applicable directors and officers insurance policy to the extent such indemnification rights have vested; or (v) any rights that arise after the date you sign this Agreement. 5. Waiver of California Civil Code Section 1542. You acknowledge that you have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides: “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” You hereby expressly waive and relinquish all rights and benefits under Section 1542 and any law or legal principle of similar effect in any jurisdiction with respect to the release of unknown and unsuspected claims granted in this Agreement. 6. ADEA/OWBPA Acknowledgments. In accordance with the Older Workers Benefit Protection Act, you acknowledge the following: (a) You have carefully read and fully understand all of the provisions of this Agreement, including the release of claims under the Age Discrimination in Employment Act; (b) You have been advised in writing, and the Company hereby advises you, to consult with an attorney of your choosing prior to signing this Agreement; (c) You have twenty-one (21) calendar days from the date you receive this Agreement to consider whether to sign it (the “Consideration Period”). You may sign this Agreement at any time during the Consideration Period, but you are not required to do so before the Consideration Period expires. Any changes made to this Agreement, whether material or immaterial, do not restart the Consideration Period; (d) You have seven (7) calendar days after signing this Agreement to revoke your acceptance (the “Revocation Period”). To revoke, you must deliver a written notice of revocation to Larry Denny, Chief Legal Officer, at larry.denny@8x8.com, before the expiration of the Revocation Period. This Agreement will not become effective or enforceable until the Revocation Period has expired without revocation (the “Effective Date”); and (e) You are not waiving any rights or claims that may arise after the date you sign this Agreement, including any rights or claims under the ADEA. 7. Mutual Non-Disparagement. You agree not to make any disparaging, negative, or derogatory statements, whether oral or written, about the Company, its products, services, officers, directors, or employees. The Company agrees to instruct its current officers and directors not to make any disparaging, negative, or derogatory statements about you. Nothing in this section shall prohibit either party from providing truthful information in response to a subpoena, court order, or government investigation, or from making statements protected under Section 7 of the National Labor Relations Act or applicable whistleblower statutes. 8. Confidentiality. You acknowledge your continuing obligations under any confidentiality, proprietary information, or invention assignment agreements previously executed by you in connection with your employment. You agree to return all Company property, documents, files, equipment, and materials (including electronic copies) on or before the Separation Date, except as reasonably necessary to perform your part-time duties during the transition period. 9. Cooperation. You agree that, following the Separation Date, you will cooperate with the Company and its counsel in connection with any pending or future litigation, investigation, regulatory proceeding, audit, or other matter related to your employment or the Company’s business of which you have knowledge. The Company will reimburse you for reasonable out-of-pocket expenses incurred in connection with any such cooperation, and will use reasonable efforts to accommodate your schedule. 10. No Admission of Liability. This Agreement does not constitute an admission by the Company or you of any wrongdoing, liability, or violation of any law, statute, regulation, or contractual obligation. The parties agree that there is no existing dispute between them. 11. Section 409A Compliance. The parties intend that any amounts payable under this Agreement comply with or are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and this Agreement shall be construed and interpreted accordingly. To the extent any payment is subject to Section 409A, any such payment shall be made in compliance with Section 409A. In no event shall the Company be liable for any additional tax, interest, or penalty that may be imposed on you under Section 409A. 12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles. 13. Entire Agreement. This Agreement, together with any surviving provisions of any confidentiality, proprietary information, or invention assignment agreements, constitutes the entire agreement between you and the Company with respect to the subject matter hereof and supersedes all prior negotiations, representations, and agreements relating thereto. This Agreement may not be modified or amended except by a written instrument signed by both parties. 14. Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall remain in full force and effect. Any provision found to be invalid or unenforceable shall be modified to the minimum extent necessary to make it valid and enforceable. 15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Electronic or digital signatures shall have the same force and effect as original signatures. Please review this Agreement carefully and consult with an attorney before signing. You have twenty-one (21) calendar days from the date of your receipt of this Agreement to consider and accept its terms by signing below and returning a signed copy to Larry Denny, Chief Legal Officer, at larry.denny@8x8.com. We sincerely appreciate your service to 8x8 and wish you the very best in your future endeavors. Sincerely, 8x8, Inc. By: Jeanette Winters Chief Human Resources Officer ACCEPTED AND AGREED: ________________________________________ Suzy Seandel ________________________________________ Date       April 14, 2026 /s/ Jeanette K. Winters /s/ Suzy Seandel